UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Asterias Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-1047971
(State of incorporation or organization)	(IRS Employer Identification No.)

6300 Dumbarton Circle Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Warrants to purchase Series A Common Stock, $0.0001 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-200745 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Securities to be Registered.

The securities to be registered hereby are transferable warrants (the “Warrants”) to purchase shares of Series A Common Stock, par value $0.0001 per share (the “Common Stock”), of Asterias Biotherapeutics, Inc., a Delaware corporation (the “Registrant”).

The description of the Warrants as included under the caption “The Warrant Distribution” in the Prospectus Supplement filed with the Securities and Exchange Commission on March 31, 2016, which forms a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on December 4, 2014 (Registration No. 333-200745), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), such registration statement is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

3.1.
Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on April 3, 2013.

3.2	Bylaws of the Registrant, incorporated by reference to Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on April 3, 2013.

4.1
Form of Specimen Stock Certificate incorporated by reference to Amendment No. 3 to Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on September 3, 2013.

4.2	Form of Specimen Warrant Certificate, filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Asterias Biotherapeutics, Inc. (Registrant)

Date: April 5, 2016	By:	/s/ Russell Skibsted
Name: Russell Skibsted
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1.
Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on April 3, 2013.

3.2	Bylaws of the Registrant, incorporated by reference to Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on April 3, 2013.

4.1
Form of Specimen Stock Certificate incorporated by reference to Amendment No. 3 to Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on September 3, 2013.

4.2	Form of Specimen Warrant Certificate, filed herewith.